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                                                                     Exhibit 11

                       THE TORO COMPANY AND SUBSIDIARIES

      COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                   Three Months Ended                       Nine Months Ended
                                                            ---------------------------------       --------------------------------
                                                              July 31,           August 1,             July 31,           August 1,
                                                                1998                1997                 1998               1997
                                                            -------------       -------------       -------------      -------------
Net earnings (loss) before extraordinary loss ........      $     (2,553)       $      9,949        $     16,439       $     31,480
Extraordinary loss, net of income tax benefit of
       $1,087 ........................................                 -              (1,663)                  -             (1,663)
                                                            -------------       -------------       -------------      -------------
Net earnings (loss) ..................................      $     (2,553)       $      8,286        $     16,439       $     29,817
                                                            -------------       -------------       -------------      -------------
                                                            -------------       -------------       -------------      -------------
Basic:
      Weighted average number of common shares
           outstanding ...............................        12,854,127          12,078,431          12,845,073         12,079,763
                                                            -------------       -------------       -------------      -------------
                                                            -------------       -------------       -------------      -------------
       Net earnings (loss) per share of common
        stock before extraordinary loss ..............      $      (0.20)       $       0.82        $       1.28       $       2.60
       Extraordinary loss, net of income tax benefit..                 -               (0.13)                  -              (0.13)
                                                            -------------       -------------       -------------      -------------
       Net earnings (loss) per share of common
        stock ........................................      $      (0.20)       $       0.69        $       1.28       $       2.47
                                                            -------------       -------------       -------------      -------------
                                                            -------------       -------------       -------------      -------------
Diluted:

      Shares of common stock and common
      stock equivalents:
        Weighted average number of common shares
           outstanding ...............................        12,854,127          12,078,431          12,845,073         12,079,763
        Dilutive effect of outstanding
           stock options .............................                 -             342,662             456,763            368,049
                                                            -------------       -------------       -------------      -------------
                                                              12,854,127          12,421,093          13,301,836         12,447,812
                                                            -------------       -------------       -------------      -------------
                                                            -------------       -------------       -------------      -------------
       Net earnings (loss) per share of common
        stock and common stock equivalents
        before extraordinary loss ....................      $      (0.20)       $       0.80        $       1.24       $       2.53
       Extraordinary loss, net of income tax benefit..                 -               (0.13)                  -              (0.13)
                                                            -------------       -------------       -------------      -------------
       Net earnings (loss) per share of common
        stock and common stock equivalents ...........      $      (0.20)       $       0.67        $       1.24       $       2.40
                                                            -------------       -------------       -------------      -------------
                                                            -------------       -------------       -------------      -------------
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